Exhibit 99.5

Cyxtera + SVAC Merger Announcement Communications

Social Media content

Announcement day

Twitter: We're excited to share that #Cyxtera will merge with public company Starboard Value Acquisition Corp. Read our entire announcement here: https://www.cyxtera.com/about-us/press-releases/cyxtera-agrees-to-merge-with-publicly-listed-starboard-value-acquisition-corp-in-3-4-billion-transaction #datacenter #colocation #HybridIT

LinkedIn: We're excited to share that #Cyxtera will merge with public company Starboard Value Acquisition Corp. in a $3.4-billion transaction. Read our entire announcement here: https://www.cyxtera.com/about-us/press-releases/cyxtera-agrees-to-merge-with-publicly-listed-starboard-value-acquisition-corp-in-3-4-billion-transaction #datacenter #colocation #HybridIT